UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) : June 20, 2025

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-55264 (Commission File Number)	45-0486747 (I.R.S. Employer Identification Number)
1044 North U.S. Highway One, Suite 201 Jupiter, FL 33477
(Address of principal executive offices and zip code)
(561) 743-8333
(Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2025, Dyadic International, Inc. (“Dyadic” or the “Company”) held its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The final voting results with respect to each proposal voted upon at the 2025 Annual Meeting are set forth below:

Proposal 1: Election of Class III Directors to serve until the Company's 2028 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
Mark A Emalfarb	15,946,385	421,896	7,892,709

Proposal 2: Ratification of Appointment of Crowe LLP as the Company's Independent Registered Public Accounting Firm for the current fiscal year ending December 31, 2025.

For	Against	Abstained
24,013,307	237,523	10,160

Proposal 3: Advisory Vote on compensation of the Company's Named Executive Officers.

For	Against	Abstained	Broker Non-Votes
15,765,072	522,744	80,465	7,892,709

Proposal 4: Advisory Vote on the frequency of the advisory vote on compensation of the Company's Named Executive Officers.

1 Year	2 Years	3 Years	Abstained
15,443,558	716,692	13,576	194,455

In light of these voting results, the board of directors (the “Board”) and the Compensation Committee of the Board have determined that future advisory votes on the Company's executive compensation program shall occur once every one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2025

Dyadic International, Inc.

By:	/s/ Ping W. Rawson
Name:	Ping W. Rawson
Title:	Chief Financial Officer